EX 99.28(d)(37)(xi)

Amendment
to Amended and Restated
Investment Sub-Advisory Agreement Between
Jackson National Asset Management, LLC
and Invesco Advisers, Inc.

This Amendment is made by and between Jackson National Asset Management, LLC, a Michigan limited liability company and registered investment adviser (the “Adviser”), and Invesco Advisers, Inc., a Delaware corporation and registered investment adviser (the “Sub-Adviser”).

Whereas, the Adviser and the Sub-Adviser (the “Parties”) entered into an Amended and Restated Investment Sub-Advisory Agreement effective as of the 1st day of December, 2012, as amended (the “Agreement”), whereby the Adviser appointed the Sub-Adviser to provide certain sub-investment advisory services to certain investment portfolios of JNL Series Trust (the “Trust”).

Whereas, pursuant to the Agreement, the Adviser agreed to pay the Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses.

Whereas, the Board of Trustees of the Trust approved the JNL/Invesco Diversified Dividend Fund as a new fund of the Trust, effective September 25, 2017.

Whereas, the Parties have agreed to amend the Agreement to add the JNL/Invesco Diversified Dividend Fund and its fees, effective September 25, 2017.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1)	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated September 25, 2017, attached hereto.

2)	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated September 25, 2017, attached hereto.

3)	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

4)
Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

5)	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Parties have caused this Amendment to be executed, effective as of September 25, 2017.

Jackson National Asset Management, LLC		Invesco Advisers, Inc.

By:	/s/ Mark D. Nerud	By:	/s/ Veronica Castillo
Name:	Mark D. Nerud	Name:	Veronica Castillo
Title:	President and CEO	Title:	Assistant Secretary

Schedule A
Dated September 25, 2017

Funds
JNL Multi-Manager Alternative Fund
JNL/Invesco Diversified Dividend Fund
JNL/Invesco Global Real Estate Fund
JNL/Invesco International Growth Fund
JNL/Invesco Mid Cap Value Fund
JNL/Invesco Small Cap Growth Fund

A-1

Schedule B
Dated September 25, 2017
 (Compensation)

JNL Multi-Manager Alternative Fund
Fee Schedule Omitted

JNL/Invesco Diversified Dividend Fund
Average Daily Net Assets	Annual Rate(1)
$0 to $500 million	0.350%
$500 million to $1 billion	0.300%
$1 billion to $1.5 billion	0.285%
Amounts over $1.5 billion	0.250%

JNL/Invesco Global Real Estate Fund
Average Daily Net Assets	Annual Rate(1)
$0 to $50 million	0.500%
Amounts over $50 million	0.450%

JNL/Invesco International Growth Fund
Average Daily Net Assets	Annual Rate(1)
$0 to $250 million	0.400%
$250 million to $750 million	0.350%
$750 million to $1 billion	0.300%
$1 billion to $2 billion	0.275%
Amounts over $2 billion	0.250%

JNL/Invesco Mid Cap Value Fund
Average Daily Net Assets	Annual Rate(1)
$0 to $250 million	0.450%
$250 to $500 million	0.400%
Amounts Over $500 million	0.350%

B-1

JNL/Invesco Small Cap Growth Fund
Average Daily Net Assets	Annual Rate(1)
All Assets	0.550%

(1)
For the purpose of calculating the sub-advisory fee for the JNL Multi-Manager Alternative Fund (the portion of Average Daily Net Assets managed by Invesco Advisers, Inc.), the JNL/Invesco Diversified Dividend Fund, the JNL/lnvesco Global Real Estate Fund, the JNL/lnvesco International Growth Fund, the JNL/lnvesco Mid Cap Value Fund, the JNL/lnvesco Small Cap Growth Fund, and the JNL/Invesco China-India Fund (which is sub-advised by affiliate Invesco Hong Kong Limited), the following fee discount will be applied to total sub-advisory fees based on the average daily aggregate net assets of the Funds: 2.5% fee reduction for assets between $2.5 billion and $5 billion, 5% fee reduction for assets between $5 billion and $7.5 billion, 7.5% fee reduction for assets between $7.5 billion and $10 billion, a 10% fee reduction for assets over $10 billion.

B-2